Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-276814) of Annovis Bio, Inc.,
(2)	Registration Statement (Form S-8 No. 333-236457) of Annovis Bio, Inc. pertaining to the 2018 and 2019 Equity Incentive Plans, and

(3)   Registration Statement (Form S-8 No. 333-280417) of Annovis Bio, Inc. pertaining to the Amended and Restated 2019 Equity Incentive Plan;

of our report dated March 21, 2025, with respect to the financial statements of Annovis Bio, Inc., included in this Annual Report (Form 10-K) of Annovis Bio, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 21, 2025